Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

For Tender of Shares of Preferred Stock of

EMMIS COMMUNICATIONS CORPORATION

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 30, 2011, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Preferred Shares but:

•	your certificates for the Preferred Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•	you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

•	your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Preferred Shares if you comply with the guaranteed delivery procedure described in Section 3 (“Procedures for Tendering Preferred Shares”) of the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by facsimile transmission (for eligible institutions only) prior to the Expiration Date (as defined in the Offer to Purchase). See Section 3 (“Procedures for Tendering Preferred Shares”) of the Offer to Purchase dated December 1, 2011 (the “Offer to Purchase”).

Deliver to:

the Depositary for the Offer

BNY Mellon Shareowner Services
480 Washington Boulevard, 27th Floor
Jersey City, NJ 07310

By First Class Mail:	By Facsimile Transmission (for eligible institutions only):	By Overnight Courier or by Hand:
BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	(201) 680-4626 To Confirm Facsimile Transmissions: (201) 680-4860 (For Confirmation Only)	BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

By Registered or Certified Mail:

BNY Mellon Shareowner Services
Attn: Corporate Actions Dept., 27th
Floor
P.O. Box 3301
South Hackensack, NJ 07606

For this notice to be validly delivered, it must be received by the Depositary at the address listed above before the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Emmis Communications Corporation or BNY Mellon Shareowner Services, the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Emmis Communications Corporation (“Emmis”) upon the terms and subject to the conditions set forth in its Offer to Purchase, dated December 1, 2011, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of 6.25% Series A Cumulative Convertible Preferred Stock, $0.01 par value per share of Emmis (the “Preferred Shares”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 (“Procedures for Tendering Preferred Shares”) of the Offer to Purchase.

Number of Preferred Shares to be tendered:            Preferred Shares.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER PREFERRED SHARE AT WHICH PREFERRED SHARES ARE BEING TENDERED
(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING PREFERRED SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1) PREFERRED SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Preferred Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Preferred Shares at the purchase price as shall be determined by Emmis in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance that Emmis will accept for payment all of the Preferred Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Preferred Shares at, and is willing to accept, the purchase price determined by Emmis in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Preferred Shares being deemed to be tendered at the minimum price of $12.50 per Preferred Share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per Preferred Share price as low as $12.50.

(2) PREFERRED SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Preferred Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Preferred Shares at the price checked. The undersigned understands that this action could result in Emmis purchasing none of the Preferred Shares tendered hereby if the purchase price determined by Emmis for the Preferred Shares is less than the price checked below.

☐ $12.50	☐ $13.00	☐ $13.50	☐ $14.00	☐ $14.50	☐ $15.00	☐ $15.50
☐ $12.75	☐ $13.25	☐ $13.75	☐ $14.25	☐ $14.75	☐ $15.25	☐ $15.56

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE.  IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF PREFERRED SHARES.

A SHAREHOLDER DESIRING TO TENDER PREFERRED SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH PREFERRED SHARES ARE TENDERED. THE SAME PREFERRED SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 (“WITHDRAWAL RIGHTS”) OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

ODD LOTS
(See Instruction 15)

To be completed ONLY if Preferred Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Preferred Shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Preferred Shares, of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for a beneficial owner, Preferred Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner, that such person is the beneficial owner of an aggregate of fewer than 100 Preferred Shares and is tendering of the Preferred Shares beneficially owned by such person.

In addition, the undersigned is tendering Preferred Shares either (check one box):

☐	at the purchase price, as the same shall be determined by Emmis in accordance with the terms of the Offer (persons checking this box need not indicate the price per Preferred Share); or

☐	at the price per Preferred Share indicated above under the caption “Preferred Shares Tendered at Price Determined by Shareholder” in the box entitled “Price (In Dollars) Per Preferred Share At Which Preferred Shares Are Being Tendered.”

CONDITIONAL TENDER
(See Instruction 14 to the Letter of Transmittal)

A shareholder may tender Preferred Shares subject to the condition that a specified minimum number of the shareholder’s Preferred Shares tendered pursuant to the Letter of Transmittal must be purchased if any Preferred Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 (“Conditional Tender of Preferred Shares”) thereof. Unless at least that minimum number of Preferred Shares indicated below is purchased by Emmis pursuant to the terms of the Offer, none of the Preferred Shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Preferred Shares that must be purchased if any are purchased, and Emmis urges shareholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Preferred Shares that must be purchased, if any are purchased, is: Preferred Shares.

If, because of proration, the minimum number of Preferred Shares designated will not be purchased, Emmis may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Preferred Shares and checked this box:

☐	The tendered Preferred Shares represent all Preferred Shares held by the undersigned.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):
(Please Print)

Signature(s):

Address(es):
(Include Zip Code)

Area code and telephone number:

☐	If delivery will be by book-entry transfer, check this box.

Name of tendering institution:

Account number:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the Preferred Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Preferred Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Preferred Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Preferred Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2011

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND PREFERRED SHARE CERTIFICATES WITH THIS FORM. YOUR PREFERRED SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.